AMENDED AND RESTATED BYLAWS OF
LIVEDEAL, INC.
a Nevada Corporation

ARTICLE I
OFFICES

1.1           REGISTERED OFFICE.  The registered office of the Corporation in the State of Nevada shall be in a county and city of the State of Nevada designated by the Board of Directors in accordance with applicable law.

1.2           OTHER OFFICES.  The Corporation also may have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1           STOCKHOLDER MEETINGS.

(a)           TIME AND PLACE OF MEETINGS.  Meetings of the stockholders shall be held at such times and places, either within or without the State of Nevada, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

(b)           ANNUAL MEETING.  Annual meetings of stockholders shall be held at such date and time as the Board of Directors shall determine. At the annual meeting, stockholders shall elect a board of directors by plurality vote and transact such other business as properly may be brought before the annual meeting in accordance with Section 2.7 of this Article II.

(c)           SPECIAL MEETINGS.  Special meetings of the stockholders of the Corporation may be called for any purpose or purposes at any time only by the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

(d)           NOTICE OF MEETINGS.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of each meeting of the stockholders shall be given not less than ten days nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the stock ledger of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e)           QUORUM.  Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat, which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

2.2           DETERMINATION OF STOCKHOLDERS ENTITLED TO NOTICE AND TO VOTE.  To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article II, Section 2.8 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

2.3           VOTING.

(a)           Except as otherwise required by law, the Articles of Incorporation or these Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date for the determination of stockholders entitled to vote at such meeting.

(b)           Every stockholder entitled to vote at a meeting of the stockholders may do so either (i) in person or (ii) by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent, whether by manual signature, typewriting, telegraphic transmission or otherwise as permitted by law. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

(c)           Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

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(d)           Shares of the Corporation held by another corporation may be voted by such corporation's officer, agent or proxy as its bylaws may prescribe, or in absence of such bylaw provision, by any other person designated by resolution of its Board of Directors, and such officer, agent or other person so designated may vote such corporation's shares in this Corporation in person or by proxy appointed by him.

(e)           Shares held by an administrator, executor, guardian or conservator may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(f)           Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

(g)           A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(h)           If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) If only one votes, his act binds; (2) If more than one votes, the act of the majority so voting binds all; and (3) If more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the shares in question proportionally.

(i)           Shares standing in the name of a married woman but not also standing in the name of her husband with such a designation of mutual relationship on the certificate, may be voted and all rights incident thereto may be exercised in the same manner as if she were unmarried.

(j)           Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.  Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

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(k)           In advance of or at any meeting of the stockholders, the Chairman of the Board may appoint one or more persons as inspectors of election (the “Inspectors”) to act at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting on any question, the Inspectors shall count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the Chairman of the Board, the duties of such Inspectors may further include without limitation: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or any other questions in which such officer may be directly interested. If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors shall be effective as if unanimously made by all Inspectors.

2.4           LIST OF STOCKHOLDERS.  The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days or such other period of time as may be required by Federal, State or other jurisdictional body whose rules and regulations govern the allotted time before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in either alphabetical order or by zip code, showing the address of and the number of shares registered in the names of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

2.5           ACTION BY WRITTEN CONSENT OF STOCKHOLDERS.

(a)           Subject to restrictions imposed by the Corporation's Articles of Incorporation or by applicable law, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation's Secretary. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(b)           The Board of Directors may fix a record date for the determination of stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is set, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Corporation.

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2.6           CONDUCT OF MEETINGS.  The Chairman of the Board shall have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

2.7           ACTION AT MEETINGS OF STOCKHOLDERS.

(a)           No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.7.

(b)           In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the Chief Executive Officer, President, or the Secretary of the Corporation.

(c)           To be timely, a stockholder's notice that includes a proposal for the Corporation's annual meeting must be received at the principal executive offices of the Corporation not less than 120 days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event the Corporation did not hold an annual meeting the previous year or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. For a stockholder's notice that includes a proposal for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. Notwithstanding any of the provisions contained herein, any notice that includes a proposal that seeks action by the Corporation's stockholders at any meeting will comply with the guidelines established by Regulation 14A of the Securities Exchange Act of 1934, as amended; to the extent such regulation is then applicable to the Corporation.

(d)           To be in proper written form, a stockholder's notice must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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(e)           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7; provided, however, that, once business has been brought properly before the annual meeting in accordance with such procedures, nothing in this Section 2.7 may be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not brought properly before the annual meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not brought properly before the meeting and such business will not be transacted.

(f)           Whenever all parties entitled to vote at any meeting consent either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted, which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

(g)           Whenever any notice whatever is required to be given under the provisions of Nevada law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

2.8           RECORD DATE.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitlement to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

(b)           A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

(c)           Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares set forth in the stock ledger of the Corporation after the record date, except as otherwise provided by agreement or by law, the Articles of Incorporation or these Bylaws.

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2.9           INFORMALITIES AND IRREGULARITIES.  All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

ARTICLE III
BOARD OF DIRECTORS

3.1           GENERAL POWERS.  Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation will be managed, and all corporate powers shall be exercised, under the ultimate direction and responsibility of the Board of Directors.

3.2           ELECTION OF DIRECTORS.

(a)           NUMBER, QUALIFICATION AND TERM OF OFFICE.  The exact number of directors of the Corporation shall not be less than three or more than nine. The authorized number of directors may from time to time be increased or decreased by resolution of the directors of the Corporation amending this provision of the Bylaws in compliance with Section 8.5 of Article VIII. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term in office.  The directors shall be elected for terms lasting until the next annual meeting of stockholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors.

(b)           RESIGNATION.  Any director may resign from the Board of Directors at any time by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)           VACANCIES.  Vacancies and new directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  If no directors are in office, an election may be held as provided by statute.  A director elected to fill a vacancy created by the death, resignation or removal of a director shall be elected for the unexpired term of his or her predecessor in office.  A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next annual meeting or the next election of one or more directors by the stockholders at a special meeting of stockholders called for that purpose. Any director may be removed from office only in accordance with the Articles of Incorporation.

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3.3           MEETINGS OF THE BOARD OF DIRECTORS.

(a)           REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held without notice at such time and place as shall from time to time be determined by the Board of Directors:

(i)           at such times as the Board of Directors shall from time to time by resolution determine; and

(ii)           one half-hour prior to any special meeting of the stockholders and immediately following the adjournment of any annual or special meeting of the stockholders.

(b)           SPECIAL MEETINGS.

(i)           Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, and will be called by the Secretary at the written request of two or more directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone, telegraph or electronic mail at such director's business, residence or electronic address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telephone, telegraph or electronic mail shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

(ii)           Whenever all parties entitled to vote at any meeting consent either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if they had occurred at a meeting regularly called and noticed, and at such meeting any business may be transacted, which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of directors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

(iii)           Whenever any notice whatsoever is required to be given under the provisions of Nevada law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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(c)           ADJOURNED MEETINGS.  A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise, however, notice of the time and place of holding any adjourned meeting shall be required as provided in Section 3.3(b) of these Bylaws.

(d)           PLACE OF MEETINGS.  Meetings of the Board of Directors, both regular and special, may be held either within or without the State of Nevada.

(e)           PARTICIPATION BY TELEPHONE.  Members of the Board of Directors or any committee may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f)           QUORUM.  At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors of the entire then authorized Board of Directors or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee, except as may be otherwise specifically prohibited by law, the Articles of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors, shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

(g)           WAIVER OF NOTICE.  The transactions of any meeting of the Board of Directors or any committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.4           ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board of Directors at any meeting or at any meeting of a committee may be taken without a meeting if all members of the Board of Directors or such committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

3.5           COMPENSATION OF DIRECTOR.  Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

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3.6           COMMITTEES OF THE BOARD.

(a)           EXECUTIVE COMMITTEE.  The Board of Directors may, by resolution adopted by a majority of the whole Board, name two or more of its members and General Counsel, or such other legal advisor as it deems appropriate, as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, subject to such limitations as may be included in the Board's resolution; provided, however, that such Executive Committee shall not have the authority of the Board of Directors in reference to the following matters: (1) the submission to stockholders of any action that requires the authorization or approval under applicable law; (2) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors; (3) the amendment or repeal of these Bylaws, or the adoption of new bylaws; and (4) the fixing of compensation of Directors for serving on the Board or on any Committee of the Board of Directors. A majority of those named to the Executive Committee will constitute a quorum and the Executive Committee may at any time act by unanimous written consent, although not formally convened.

(b)           OTHER COMMITTEES.  The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, appoint other standing or temporary Committees consisting of at least one current member of the Board of Directors, and such other individuals as the Board of Directors may determine. These Committees will be vested with such powers as the Board may include in its resolution; provided, however, that, except as otherwise provided in these Bylaws, such Committees shall be restricted in their authority that all actions taken are subject to review and ratification by the Executive Committee or the Board of Directors. A majority of those named to any such Committees will constitute a quorum and the Committee may at any time act by the written consent of a quorum thereof, although not formally convened.

(c)           MINUTES OF MEETINGS.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.7           INTERESTED DIRECTORS.  In addition to the statutory and corporate common law of Nevada, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof, which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee thereof and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof, which authorizes the contract or transaction.

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ARTICLE IV
OFFICERS

4.1           OFFICERS.

(a)           NUMBER.  The officers of the Corporation shall be chosen by the Board of Directors and will include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors), a President, a Secretary and a Treasurer and may include Chief Officers and any number of Vice-Presidents. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary.  Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person, unless otherwise restricted by law, the Articles of Incorporation or these Bylaws.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

(b)           ELECTION AND TERM OF OFFICE.  The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer’s earlier death, resignation or removal.  Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors or an authorized committee thereof, or by an officer upon whom such power of removal may be conferred by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

(c)           SALARIES.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof from time to time.

4.2           CHAIRMAN OF THE BOARD OF DIRECTORS.  The Board of Directors will elect a Chairman to serve as a Non-Executive Officer of the Corporation. The Chairman will preside at all meetings of the Board of Directors and stockholders and be vested with such other powers and duties as the Board may from time to time delegate to him.

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4.3           CHIEF OFFICERS.  The Board of Directors may elect a Chief Executive Officer, a Chief Financial Officer and a Chief Operating Officer. The Chief Executive Officer shall be the presiding officer over all business affairs of the Corporation, subject only to the direction of the Board of Directors. The Chief Financial Officer of the Corporation shall be the presiding officer over the financial affairs of the Corporation, subject only to the direction of the Board of Directors and the Chief Executive Officer. The Chief Operating Officer of the Corporation shall be the presiding officer over the operational affairs of the Corporation, subject only to the direction of the Board of Directors and the Chief Executive Officer. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Chief Officers will be proper officers to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation.

4.4           PRESIDENT.  The President, absent the election of a Chief Executive Officer, will supervise the business and affairs of the Corporation and the performance by all of its other officers, excluding Chief Officers, of their respective duties, subject to the control of the Board of Directors. Absent the election of a Chief Executive Officer by the Board of Directors, the President will be the Chief Executive Officer of the Corporation. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President may represent the Corporation at any meeting of the stockholders of any other Corporation in which this Corporation then holds shares, and may vote this Corporation's shares in such other corporation in person or by proxy appointed by him, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. The President may designate any Vice President to perform any acts, on behalf of the Corporation, in his place.

4.5           VICE PRESIDENTS.  One or more Vice Presidents may be elected by the Board of Directors each of whom (in the order designated by the Board) will be vested with all of the powers and charged with all of the duties (including those herein before specifically set forth) of the President in the event of his absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to him/her by the Board of Directors, Chief Executive Officer, Chief Operating Officer or the President, in that order.

4.6           SECRETARY AND ASSISTANT SECRETARIES.  The Secretary will keep the minutes of meetings of the stockholders, Board of Directors and any Committee, and all unanimous written consents of the stockholders, Board of Directors and any Committee of the Corporation, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by applicable law, be custodian of the corporate seal and corporate records, and, in general, perform all duties incident to his office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary and each Assistant Secretary will be a proper officer to take charge of the Corporation's stock ledger, and to compile the voting record, and to impress the Corporation's Seal on any instrument signed by a duly authorized or empowered officer, and to attest to the same.

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4.7           TREASURER AND ASSISTANT TREASURERS.  The Treasurer, absent the election of a Chief Financial Officer, shall serve as the Chief Financial Officer and will maintain the financial records of the Corporation and supervise all Corporate reporting with any and all government agencies. The Treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories, subject to withdrawal in such manner as may be designated by the Board of Directors and the Chief Executive Officer. The Treasurer will render to the Chief Executive Officer, President and to the Directors (at the regular meetings of the Board or whenever they may require), an account of all his transactions, as Treasurer, and of the financial condition of the Corporation.

ARTICLE V
INDEMNIFICATION AND INSURANCE

5.1           RIGHT TO INDEMNIFICATION.  Subject to the terms and conditions of this Article V, each officer or director of the Corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the general corporate law of Nevada as set forth in Section 78 et. seq. of the Nevada Revised Statutes (“GCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Article V hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the GCL requires an advancement of expenses incurred by an indemnitee, such advancement of expenses shall be made only upon delivery to the Corporation of an undertaking in the form then required by the GCL (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an “undertaking”).

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5.2           RIGHT TO INDEMNITEE TO BRING SUIT.  If a claim under Section 5.1 of this Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the GCL. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to he terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

5.3           SPECIFIC LIMITATIONS ON INDEMNIFICATION.  Notwithstanding anything in this Article to the contrary, the Corporation shall not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Corporation or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the Corporation's written consent, which consent, however, shall not be unreasonably withheld, (iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, (iv) where the indemnitee acted in bad faith or with gross negligence, or (v) where prohibited by applicable law.

5.4           CONTRACT.  The provisions of this Article shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.

5.5           PARTIAL INDEMNITY.  If the indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses incurred in connection with a proceeding but not, however, for the entire amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee shall be indemnified against all loss, expense and liability incurred in connection with the portion of the proceeding with respect to which indemnitee was successful on the merits or otherwise.

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5.6           NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

5.7           INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

5.8           INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to such lesser extent as may be determined by the Board of Directors.

5.9           NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM.  The indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to the indemnitee otherwise than under this Article V. With respect to any proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

(a)           The Corporation will be entitled to participate therein at its own expense; and

(b)           The Corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any proceeding (and this Section 5.9(b) shall be inapplicable to such proceeding) if the indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the indemnitee with respect to such proceeding. After notice from the Corporation to the indemnitee of its election to assume the defense thereof, the Corporation will not be liable to the indemnitee under this Article V for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee shall have the right to employ his own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the indemnitee unless:

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(i)           The employment of counsel by the indemnitee has been authorized by the Corporation in writing; or

(ii)           The Corporation shall not have employed counsel to assume the defense in such proceeding or shall not have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c)           The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1           CERTIFICATES FOR SHARES.  Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the stock ledger of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chief Executive Officer, or the President and (b) the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be by facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

6.2           CLASSES OF STOCK.

(a)           If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 78.195(5) of the Nevada Revised Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

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(b)           Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law (including Sections 78.195, 78.205, 78.235 and 78.242 of the Nevada Revised Statutes) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

6.3           TRANSFER.  Subject to applicable federal and state securities laws, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock ledger.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, issuance of new equivalent uncertificated shares or certified shares shall be made to the person entitled thereto and the transaction shall be recorded upon the stock ledger of the Corporation.

6.4           RECORD OWNER.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

6.5           LOST CERTIFICATES.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or both.

6.6           DIVIDENDS.  In the event a dividend is declared, the stock transfer books will not be closed but a record date will be fixed by the Board of Directors, and only stockholders of record on that date shall be entitled to the dividend.

ARTICLE VII
EMERGENCY PROVISIONS

7.1           GENERAL.  THE PROVISIONS OF THIS ARTICLE VII WILL BE OPERATIVE ONLY DURING A NATIONAL EMERGENCY DECLARED BY THE PRESIDENT OF THE UNITED STATES OR THE PERSON PERFORMING THE PRESIDENT'S FUNCTIONS, OR IN THE EVENT OF A NUCLEAR, ATOMIC, OR OTHER ATTACK ON THE UNITED STATES OR A DISASTER MAKING IT IMPOSSIBLE OR IMPRACTICABLE FOR THE CORPORATION TO CONDUCT ITS BUSINESS WITHOUT RECOURSE TO THE PROVISIONS OF THIS ARTICLE VII.  Said provisions in such event shall override all other Bylaws of this Corporation in conflict with any provisions of this Article VII, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken in accordance with the provisions of the Bylaws (other than those contained in this Article VII).

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7.2           UNAVAILABLE DIRECTORS.  All Directors of the Corporation who are not available to perform their duties as Directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be Directors, with like effect as if such persons had resigned as Directors, so long as such unavailability continues.

7.3           AUTHORIZED NUMBER OF DIRECTORS.  The authorized number of Directors shall be the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 7.2 hereof, or the minimum number required by law, whichever number is greater, until such time as the vacancy created thereby can be filled, or the applicable provisions of these Bylaws can be amended to reflect such change.

7.4           QUORUM.  The number of Directors necessary to constitute a quorum shall be one-third of the authorized number of Directors as specified in the foregoing Section 7.3, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a Corporation to specify.

7.5           CREATION OF EMERGENCY COMMITTEE.  In the event the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 7.2 of this Article VII is less than the minimum number of authorized Directors required by law, then until the appointment of additional Directors to make up such required minimum, all the powers and authorities, which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee (the “Emergency Committee”), and the Emergency Committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

7.6           CONSTITUTION OF EMERGENCY COMMITTEE.  The Emergency Committee shall consist of all the Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 7.2 of this Article VII, provided that such remaining Directors are not less than three in number (unless such lesser number would otherwise be permissible under applicable law if no emergency existed). In the event such remaining Directors are less than three in number (and such number is not otherwise permitted under applicable law), then the Emergency Committee shall consist of three persons, who shall be the remaining Director or Directors plus either one or two officers or employees of the Corporation, as the remaining Director or Directors may in writing designate. If there is no remaining Director, the Emergency Committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent such officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by the highest rate of remuneration.  In the event that there are no remaining Directors and no officers or employees of the Corporation available, the Emergency Committee shall consist of three persons designated in writing by the stockholder (other than The Depository Trust Company or its nominee) owning the largest number of shares of record as of the date of the last record date (or, if several stockholders shall satisfy such condition, any of them).

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7.7           POWERS OF EMERGENCY COMMITTEE.  The Emergency Committee, once appointed, shall adopt its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the Emergency Committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the Emergency Committee shall die or resign or become unavailable to act for any reason whatsoever, a new Emergency Committee shall be appointed in accordance with the foregoing provisions of this Article VII.

7.8           DIRECTORS BECOMING AVAILABLE.  Any person who has ceased to be a Director pursuant to the provisions of Section 7.2 of this Article VII and who thereafter becomes available to serve as a Director shall automatically become a member of the Emergency Committee.

7.9           ELECTION OF BOARD OF DIRECTORS.  The Emergency Committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the Emergency Committee shall be vested therein, and the Emergency Committee shall thereafter cease.

7.10           TERMINATION OF EMERGENCY COMMITTEE.  In the event, after the appointment of an Emergency Committee, a sufficient number of persons who ceased to be Directors pursuant to Section 7.2 of this Article VII become available to serve as Directors, so that if they had not ceased to be Directors as aforesaid, there would be enough Directors to constitute the minimum number of Directors required by law, then all such persons shall automatically be deemed to be reappointed as Directors, the powers and authorities of the Emergency Committee shall again be vested in the Board, and the Emergency Committee shall thereafter cease.

ARTICLE VIII
MISCELLANEOUS

8.1           EXECUTION OF INSTRUMENTS.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Articles of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

8.2           VOTING OF SECURITIES OWNED BY THE CORPORATION.  All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board.

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8.3           CORPORATE SEAL.  A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation.

8.4           CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise the general provisions, rules of construction and definitions in the Nevada Revised Statutes and the Articles of Incorporation shall govern the construction of these Bylaws.

8.5           AMENDMENTS.  Subject to the provisions of Section 9.5 below, these Bylaws may be altered, amended or repealed by a majority vote of the Board of Directors or the stockholders.

8.6           DESCRIPTIVE HEADINGS.  The descriptive headings of the paragraphs of these Bylaws are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

8.7           REFERENCE THERETO.  Any reference herein made to the Corporation's Articles will be deemed to refer to its Articles of Incorporation and all Amendments thereto as at any given time on file with the Nevada Secretary of State, together with any and all certificates theretofore filed by the Corporation with the Nevada Secretary of State pursuant to applicable law.

8.8           SENIORITY THEREOF.  The Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

8.9           NUMBER AND GENDER.  Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders.

ARTICLE IX
SPECIAL PROVISIONS

9.1           BACKGROUND.  On or about December 12, 2011, the Board of Directors authorized and approved certain resolutions (the “Resolutions”) pertaining to a proposed investment transaction and subsequent restructuring of the Corporation.  The terms of the proposed investment transaction were set forth in a Securities Purchase Agreement (the “Purchase Agreement”) entered into on December 12, 2011, by and among the Corporation and the several purchasers identified on the signature pages thereto (the “Purchasers”), attached hereto as Appendix A.  Pursuant to the Purchase Agreement, the cash proceeds of the investment transaction contemplated thereby were deposited in a Proceeds Account (as defined in the Purchase Agreement), and the Board of Directors appointed a New Director (as defined below) designated by the Purchasers as an Assistant Treasurer of the Corporation and designated such Assistant Treasurer as the sole signatory for the Proceeds Account.  The Resolutions also provided for an increase in the number of authorized directors of the Corporation to eight (8) directors and the appointment of three (3) new directors designated by the Purchasers (the “New Directors”) to fill the vacancies created by such expansion.

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9.2           PROCEEDS ACCOUNT.  Until the later of (a) the completion of the next annual meeting of stockholders of this Corporation to occur after December 12, 2011 (including the election of directors to the Board of Directors), and (b) February 16, 2012 (such later date, the “Termination Date”), no funds may be withdrawn from the Proceeds Account, and no authorized signatory for the Proceeds Account may be added, replaced or removed, in either case without such action being approved by both (i) a majority of the Board of Directors and (ii) a majority of the New Directors.

9.3           RESTRICTED CORPORATE ACTIONS.  Until the Termination Date, this Corporation may not take or agree to take, and the Board of Directors may not authorize, approve or ratify, any Restricted Corporate Action (as defined in the Purchase Agreement) without such action being approved by both (i) a majority of the Board of Directors and (ii) a majority of the New Directors.

9.4           EFFECTIVENESS OF RESOLUTIONS.  The Resolutions may not be rescinded, supplemented, amended or modified without such action being approved by both (a) a majority of the Board of Directors and (b) a majority of the New Directors.

9.5           RESTRUCTURING COMMITTEE.  The Restructuring Committee established and constituted in the Resolutions will have and may exercise the full powers of the Board of Directors in the management of the business and affairs of the Corporation in relation to the matters set forth in the Resolutions. A majority of those named to the Executive Committee will constitute a quorum.  Notwithstanding Section 3.6(b) above, actions taken by the Restructuring Committee are not subject to review and ratification by the Executive Committee or the Board of Directors.  With respect to any plan or plans of merger or exchange from time to time approved by the Restructuring Committee to effectuate the Redomestication (as defined in the Purchase Agreement) or the Restructuring (as defined in the Purchase Agreement), on such terms and subject to such conditions as specified by the Restructuring Committee, the Board of Directors shall (i) approve and adopt such plan or plans, (ii) submit such plan or plans to the stockholders for approval (including, upon request of the Restructuring Committee, authorizing the approval of such plan or plans by the written consent of the stockholders in lieu of a meeting, and/or directing the Chairman of the Board, the Chief Executive Officer or the President to call a special meeting of the stockholders to approve such plan or plans), and (iii) recommend to the stockholders the approval of such plan or plans.

9.6           ACQUISITION OF CONTROLLING INTEREST ACT.  The provisions of Nevada Revised Statutes §78.378 to §78.3793 shall not apply to an acquisition of a controlling interest by the Purchasers or any of them.

9.7           MODIFICATIONS.  The provisions of Section 8.5 above or this Article IX may not be rescinded, supplemented, amended or modified without such action being approved by both (a) a majority of the Board of Directors and (b) a majority of the New Directors.

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APPENDIX A

Purchase Agreement

IMPORTANT NOTICE

THIS SECURITIES PURCHASE AGREEMENT (THIS “PURCHASE AGREEMENT”) CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES (THE “REPRESENTATIONS”) MADE BY LIVEDEAL, INC. (THE “COMPANY”) IN FAVOR OF THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES TO THE PURCHASE AGREEMENT.  NO PERSON, OTHER THAN THE PURCHASERS, IS ENTITLED TO RELY ON SUCH REPRESENTATIONS.  THE PURCHASE AGREEMENT IS FILED IN ACCORDANCE WITH THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION AS A MATERIAL DEFINITIVE AGREEMENT, AND IS INTENDED BY THE COMPANY SOLELY AS A RECORD OF THE AGREEMENT REACHED BY THE PARTIES THERETO.  THE FILING OF THE PURCHASE AGREEMENT IS NOT INTENDED AS A MECHANISM TO UPDATE, SUPERSEDE OR OTHERWISE MODIFY THE COMPANY’S PRIOR DISCLOSURES OF INFORMATION AND RISKS CONCERNING THE COMPANY AND ITS BUSINESS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT (1) THE REPRESENTATIONS ARE QUALIFIED BY INFORMATION CONTAINED IN THE COMPANY’S PRIOR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AND (2) CERTAIN REPRESENTATIONS ARE NOT INTENDED TO BE AFFIRMATIVE REPRESENTATIONS OF FACTS, SITUATIONS OR CIRCUMSTANCES, BUT ARE INSTEAD DESIGNED AND INTENDED TO ALLOCATE CERTAIN RISKS BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASERS, ON THE OTHER HAND.  THE USE OF REPRESENTATIONS TO ALLOCATE RISK IS A STANDARDDEVICE IN AGREEMENTS LIKE THE PURCHASE AGREEMENT.

ACCORDINGLY, STOCKHOLDERS, INVESTORS AND POTENTIAL INVESTORS SHOULD NOT RELY ON THE REPRESENTATIONS AS AFFIRMATIONS OR CHARACTERIZATIONS OF INFORMATION CONCERNING THE COMPANY AS OF THE DATE OF THE PURCHASE AGREEMENT, OR AS OF ANY OTHER DATE.

Securities Purchase Agreement

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (together with all exhibits, appendices and schedules hereto, as amended, supplemented, or otherwise modified from time to time, this “Agreement”) is made and entered into as of December 12, 2011, by and among LiveDeal, Inc., a Nevada corporation (together with its successors, the “Company”), and the several purchasers identified on the signature pages hereto (each, together with its successors and permitted assigns, a “Purchaser” and collectively, together with their respective successors and permitted assigns, the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings ascribed thereto in this Section 1.1:

“Accredited Investor” means an accredited investor, as defined in Rule 501(a) promulgated by the Commission under the Securities Act.

 “Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation, audit or similar event, occurrence, or proceeding, in each case filed, commenced, brought, conducted or heard with, by or before, or otherwise involving, any Governmental Authority, arbitrator, mediator, Trading Market, stock exchange or stock trading facility, whether (i) civil, criminal, administrative, judicial or investigative, (ii) formal or informal, (iii) public, private or otherwise, or (iv) at law, in equity or otherwise.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board” means the board of directors of the Company.

“Business Day” means any day except (i) any Saturday, (ii) any Sunday, (iii) any federal legal holiday, and (iv) any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

Securities Purchase Agreement

“Bylaws” means the bylaws of the Company.

“Closing” means the closing of the purchase and sale of the Shares pursuant to ARTICLE II.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time, in one transaction or in a series of transactions, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Disclosure Materials” means (i) with respect to the date hereof, all SEC Reports (as defined in Section 3.23) filed prior to the date hereof and the Disclosure Schedules (as defined in the preamble ofARTICLE III), and (ii) with respect to the Closing Date, all SEC Reports filed prior to the Closing Date and the Disclosure Schedules.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board (or their respective successors).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) supranational, national, federal, state, local, municipal, foreign or other government, (iii) multi-national organization or body, (iii) foreign or domestic stock exchange, stock market or inter-dealer or automatic quotation system, including any Trading Market,(vi) foreign or domestic securities association or similar self-regulatory organization, including the Financial Industry Regulatory Authority, (v) supranational, national, federal, state, local, municipal, foreign or other (A) governmental or quasi-governmental authority of any nature, including any legislature, agency, board, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers, (B) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power, or (C) quasi-governmental or private body exercising any judicial, executive, regulatory, taxing or any other governmental or quasi-governmental authority, or (vii) official of any of the foregoing.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP (as defined below).

Securities Purchase Agreement

“Intellectual Property Rights” means (i) worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any Governmental Authority, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing (collectively, “Patents”); (ii) worldwide (1) registered trademarks and service marks and registrations and applications for such registrations, and (2) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith (collectively, “Trademarks”); (iii) worldwide (1) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (2) copyrightable works and other rights of authorship in published or unpublished works (collectively, “Copyrights”); (iv) worldwide (1) internet domain names; (2) website content; (3) telephone numbers; and (4) moral rights and publicity rights (collectively, “Owned Rights”); (iv) any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, including, in the case of source code, any related images, videos, icons, audio or other multimedia data or files, data files, and header, development or compilations tools, scripts, and files (collectively, “Software”), and (v) worldwide confidential or proprietary information or trade secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, plans, schematics, drawings, formulas, patterns, compilations, databases, database schemas, specifications, technical data, inventions, concepts, ideas, devices, methods, and processes (collectively, “Proprietary Information”); and includes any rights to exclude others from using or appropriating any Intellectual Property Rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

“Investment Amount” means, with respect to each Purchaser, the investment amount set forth under such Purchaser’s name on the signature pages hereof next to the label “Investment Amount”.

“Laws” means any federal, state, local, domestic, foreign, international or multi-national law (statutory, common, or otherwise), constitution, treaty, statute, code, order, writ, injunction, decree, award, stipulation, ordinance, administrative doctrine, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and in effect from time to time.

“Lead Purchasers” means the Purchasers on the first three of the Purchaser signature pages hereto.

“Liability” means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on financial statements.  The related term “Liable” has the correlative meaning.

Securities Purchase Agreement

“Lien”means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, right of first refusal, charge, encumbrance, lien, statutory lien of any kind or nature (including landlord’s, warehousemen’s, carriers’, mechanics’, suppliers’, materialmen’s, repairmen’s or other like liens), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing, but excluding anynon-exclusive license of intellectual property and any restriction imposed under applicable securities laws.

“Loan Agreement” means that certain Loan Agreement, made the 13th day of May, 2011, by and among the Company, Local Marketing Experts, Inc., a Nevada corporation, Velocity Marketing Concepts, Inc., a Nevada corporation, 247 Marketing, LLC a Nevada limited liability company, Telco Billing, Inc., a Nevada corporation, Telco of Canada, Inc. a Nevada corporation, LiveDeal, Inc., a California corporation, and the Secured Lender, as amended, supplemented or otherwise modified from time to time.

“Losses” means, without duplication, any and all damages, losses (including losses due to business interruption or operation shutdowns, increased costs of operation, and the loss of any available tax deduction, and including special, exemplary, punitive or incidental losses or damages), deficiencies, costs of mitigation or avoidance, Liabilities, expenses of whatever nature, costs (including increased costs of business or operations), obligations, fines, interest, penalties, and payments, whether incurred by or issued against a Person, including (i) with respect to environmental liabilities and losses, clean-up, remedial correction and responsive action, and (ii) with respect to any Action or threatened Action, amounts paid in defense, settlement, investigation and discovery, costs associated with obtaining injunctive relief, administrative costs and expenses, reasonable fees and expenses of mediators, arbitrators, attorneys, expert witnesses, accountants and other professional advisors, and other out-of-pocket costs of investigation, preparation, mediation, arbitration, and litigation in connection therewith.

“Necessary Purchasers” means, at any time of determination, one or more Purchasers who at such time hold in the aggregate one-half or more of the Shares then held by all Purchasers at such time.

“Organizational Documents” means, with respect to any entity, (i) if a corporation, its articles or certificate of incorporation and its bylaws, (ii) if a limited liability company, its articles or certificate of formation or organization and its operating agreement, or (iii) if another type of entity, any other charter, regulations or similar document, including contracts (such as an operating agreement, trust agreement or instrument, or partnership agreement), adopted, agreed, or filed in connection with the creation, formation, organization, governance or management of such entity.

“Person” means an individual or corporation, partnership (general, limited or limited liability), trust (business, statutory or other), association (incorporated or unincorporated), joint venture, limited liability company, joint stock company, government (or any branch, agency or subdivision thereof), or any other entity of any kind or nature.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proceeds Account” means that certain account designated in Appendix 1 hereto.

Securities Purchase Agreement

“Redomestication” means the redomestication of the Company from the State of Nevada to the State of Delaware, which may be effected by the merger of the Company with and into a newly formed, wholly-owned subsidiary of the Company incorporated under the laws of the State of Delaware, with such subsidiary being the surviving corporation; provided that immediately after giving effect to such merger, each stockholder of the Company immediately preceding such merger will own substantially the same percentage of the surviving Delaware corporation common stock and preferred stock as it owned of the disappearing Nevada corporation.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers, in the form of Exhibit A.

“Release Date” means the earlier to occur of (i) the date on which no Purchaser holds any Shares, and (ii) the date on which each Purchaser is eligible to sell Shares without volume or manner of sale limitations pursuant to Rule 144.

“Registered Intellectual Property” means, with respect to any Person, all worldwide (i) Patents, (ii) registered Trademarks and registrations and applications related thereto, (iii) registered internet domain names and telephone numbers, and (iv) registered Copyrights and applications therefor; in each case of clauses (i) through (iv) next preceding, that is owned by, registered or filed in the name of, such Person or any subsidiary of such Person.

“Registration Statement” means a registration statement covering the resale of the Shares.

“Restructuring” means the formation of a new holding company (the “Holding Company”) which will own 100% of the outstanding shares of the Company, which may be effected by (a) the Company forming the Holding Company as a wholly-owned subsidiary, (b) the Holding Company forming a wholly-owned subsidiary (“Merger Sub”), and (c) Company merging with and into Merger Sub, with the Company being the surviving corporation; provided that immediately after giving effect to such merger, (i) each stockholder of any class or series of capital stock of the Company immediately preceding such merger will own substantially the same percentage of a substantially similar class or series of capital stock of the Holding Company as it owned of the Company, and (ii) the Company will be a direct or indirect wholly-owned subsidiary of such Holding Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Secured Lender” means Everest Group LLC, a Nevada limited liability company, and its successors and assigns under the Loan Agreement or the General Security Agreement (as such term is defined in the Loan Agreement).

“Securities” means the Shares.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued to the Purchasers at the Closing pursuant to this Agreement.

“Subsidiary” means any subsidiary of the Company that would be required to be listed in an exhibit to the Company’s Annual Report on Form 10-K covering the period in which the date of this Agreement falls.

Securities Purchase Agreement

“Taxes” means (i) all taxes, levies, assessments, duties, imposts or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, export, custom, stamp, alternative, add-on minimum, environmental, franchise or other governmental taxes or charges, imposed by any Governmental Authority (each, a “Tax Authority”), including any interest, penalties or additions applicable or related thereto, (ii) all liability for the payment of any amounts of the type described in clause (i) next preceding as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto), and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii) next preceding.

“Tax Return” means any report, return, statement, declaration, claim for refund, information return or other written information (including any related or supporting schedules, statements or information and any amendment thereto) filed or required to be filed in connection with any Taxes, including the administration of any Laws relating to any Taxes.

“Third Party Intellectual Property Rights” means, with respect to any Person, any Intellectual Property Rights owned by, or exclusively licensed by, another Person (other than by a subsidiary of such first Person or by a Person of which such first Person is a subsidiary).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on any Eligible Market, or (c) if trading of the Common Stock ceases to occur on any Eligible Market, any Business Day.

“Trading Market” means whichever of the Eligible Markets on which the Common Stock is listed or quoted for trading on the date in question.  The primary Trading Market on the date hereof is the NASDAQ Capital Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions, and any other certificates, agreements or other documents delivered or deliverable at the Closing or executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means the Company’s irrevocable Transfer Agent Instructions, substantially in the form of Exhibit B.

1.2          Headings; Construction.

(a)           The table of contents and headings herein are for convenience only, do not constitute a part of the agreement of the parties, and shall not be deemed to expand, limit or otherwise affect the construction of interpretation of any provision hereof.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents with the assistance of legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement or any other Transaction Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.  If an ambiguity or question of intent or interpretation arises, this Agreement and each other Transaction Document shall be construed as if drafted jointly by the parties hereto or thereto, as the case may be, and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement or such Transaction Document.

Securities Purchase Agreement

(c)           The parties intend that each representation, warranty and covenant contained in this Agreement and the other Transaction Documents shall have independent significance.  If any party has breached any representation, warranty, or covenant contained herein or therein in any respect, the fact that there exists another representation, warranty, or covenant relating to a similar subject matter (regardless of the relative levels of specificity) which such party has not breached, whether in the same Transaction Document or another Transaction Document, shall not detract from or mitigate the fact that such party is in breach of such first representation, warranty, or covenant.

(d)           For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly otherwise requires:  (i) each reference in this Agreement to any designated “Article,” “Section”, and other subdivisions, or to any designated “Exhibit,” “Schedule” or “Appendix,” is to the designated Article, Section or other subdivision of, or the designated Exhibit, Schedule or Appendix to, this Agreement; (ii) references to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (ii) references to any agreement, document or instrument, including any Organizational Document, means such agreement, document or instrument as amended, supplemented, or otherwise modified and in effect from time to time in accordance with the terms thereof and applicable law, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other items attached thereto, incorporated by reference therein or otherwise made a part thereof; (iii) references to any Law means such Law as amended, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and includes rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means such section or other provision from time to time in effect and constituting the substantive amendment, codification, replacement or reenactment of such section or other provision; (iv) references to “dollars” or “cash”, and the “$” symbol, shall mean the lawful money of the United States of America; (v) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (vi) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (vii) the term “or” shall not be exclusive; (viii) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender; (ix) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa; (x) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof; and (xi) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  Subject to the terms and conditions set forth in this Agreement, on December 12, 2011 (or at such other time as the Company and the Purchasers may from time to time agree in writing), the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Shares representing such Purchaser’s Investment Amount.  The Closing shall take place at the offices of Isaac Capital Group LLC, 3525 Del Mar Heights Road Suite 765, San Diego, California 92130,or at such other location (including electronically over the internet) or times as the Company and the Purchasers may agree.

Securities Purchase Agreement

2.2          Closing Deliverables.

(a)           At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i)           a certificate, registered in the name of such Purchaser, evidencing the number of Shares as set forth under such Purchaser’s name on the signature pages hereof next to the label “Shares”;

(ii)          the Registration Rights Agreement duly executed by the Company;

(iii)         the Transfer Agent Instructions;

(iv)        a duly executed certificate from the corporate secretary of the Company, substantially in the form of Exhibit C;

(v)         a duly executed certificate from the chief executive officer and chief financial officer of the Company, substantially in the form of Exhibit D;.

(vi)        a duly executed consent by the Secured Lender, in form and substance reasonably satisfactory to such Purchaser, (1) consenting to the transactions contemplated hereby, including the issuance and sale of the Securities, the use of proceeds of the investment, the establishment of the Proceeds Account and the restrictions thereon provided in the Bylaws and in Section 5.16, the Redomestication and the Restructuring, (2) exempting the funds maintained in the Proceeds Account from any Lien in favor of the Secured Lender and from repayment of its loans to the Company (including in the event of a default under the loan documents or upon maturity of the loans); and (3) consenting to the distribution of all funds in the Proceeds Account to the parent holding company of the Company upon the consummation of the Restructuring;

(vii)       evidence reasonably satisfactory to such Purchaser of the termination of that certain Stock Purchase Agreement, dated as of August 29, 2011, by and among the Company and the parties listed on the signature page thereto and that certain Stock Purchase Agreement, dated as of September 29, 2011, by and between the Company and the party listed on the signature pages thereto;

(viii)      a copy of the decision of the NASDAQ Listing Qualifications Department or Hearing Panel to extend the deadline for the Company to regain compliance with NASDAQ Listing Rule 5550(b) until a date on or after the Closing Date;

(ix)         a copy of the approval by the NASDAQ OMX Listing Center of the Company’s Listing of Additional Shares Notification Form pertaining, inter alia, to the issuance and sale of the Shares pursuant to this Agreement;

(x)          a long form good standing certificate from the Secretary of State of the State of Nevada, dated not more than one Business Day prior to the Closing Date, attesting the good standing of the Company in the State of Nevada; and

(xi)         such other agreements, documents and certificates as such Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by the Transaction Documents.

Securities Purchase Agreement

(b)           At the Closing, each Purchaser shall deliver or cause to be delivered to the Companysuch Purchaser’s Investment Amount for such Closing, in United States dollars, by wire transfer or intra-bank transfer to the Proceeds Account.

2.3          Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company:

(i)           the representations and warranties of each Purchaser made herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date;

(ii)          all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the participation of all Purchasers in the Closing; and

(iv)        the delivery by the Purchasers of the items set forth in Section 2.2(b).

(b)           The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by such Purchaser:

(i)           the representations and warranties of the Company made herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date (in each case giving effect to the Disclosure Schedules);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company to such Purchaser of the items set forth in Section 2.2(a); and

(iv)        confirmation from the Company’s auditors that, after giving pro forma effect to the payment of the aggregate Investment Amounts at the Closing, the Company shall be in compliance with all applicable requirements for the continued listing of the Common Stock on the Company’s principal Trading Market.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The parties acknowledge that the Company has concurrently with the execution and delivery hereof by the Company delivered to the Purchasers disclosure schedules setting forth exceptions to the representations and warranties made in this ARTICLE III(the “Disclosure Schedules”).  The parties agree that the Company’s disclosure of any matter or item in the Disclosure Schedules shall not (i) constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement,or (ii) be used as a basis for interpreting the terms “material,” “materially,” “materiality” or “Material Adverse Effect” or any word or phrase of similar import, and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.  The Company hereby makes the following representations and warranties to each Purchaser on the date hereof and as of the Closing Date, subject to information set forth in the Disclosure Materials, which shall qualify each subsection in this ARTICLE IIIwhere such information is applicable:

Securities Purchase Agreement

3.1           Organization and Qualification.  Each of the Company and each Subsidiary is an a corporation or other business entity duly incorporated or otherwise organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation (as applicable), with the requisite corporate or other entity power and authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other foreign business entity in each jurisdiction in which the nature of the business it conducts or the property it owns or controls makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its consolidated subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of the events set forth in clauses (i), (ii) and (iii) next above, a “Material Adverse Effect”).  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective Organizational Documents.  All direct and indirect subsidiaries of the Company are set forth in the Disclosure Materials.  Except as set forth in the Disclosure Materials, the Company owns, directly or indirectly, all of the capital stock, limited liability company interests or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock, membership interests or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.2           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company (other than any stockholder approval by the holders of Common Stock which may be required to consummate the Redomestication or the Restructuring), and no further action is required by the Company or its stockholders in connection therewith (except as set forth in the parenthetical next preceding).  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles.

Securities Purchase Agreement

3.3           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary indebtedness or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of Purchasers’ representations and warranties and compliance by the Purchasers of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.4           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the Company’s obligations with respect to the filing of (i) Registration Statements in accordance with the Registration Rights Agreement, (ii) a Form 8-K in accordance with Section 5.3, (iii) a Form D in accordance with Regulation D promulgated by the Commission under the Securities Act, and (iv) customary filings, including a plan or plans of merger or exchange and a registration statement under the Securities Act, in connection with the Redomestication and Restructuring.

3.5           Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

3.6           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.6.  Except as set forth in Schedule 3.6, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, directly or indirectly, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and their permitted successors and assigns) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Securities Purchase Agreement

3.7           Material Changes.  Since the date of the latest balance sheet included within the SEC Reports, except as specifically disclosed in the Disclosure Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or changed its principal registered public accounting firm, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders (in their capacity as stockholders) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans.  The Company does not have any request for confidential treatment of information pending before the Commission.

3.8           Litigation.  There is no Action pending or threatened in writing against the Company or any Subsidiary which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or any Securities, or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director, manager or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.9           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any employees of the Company.

3.10         Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any Laws, including any Laws relating to taxes, intellectual property, securities, protection of health or the environment, occupational health and safety, product quality and safety, consumer protection, and employment and labor matters, except, in the case of each of clause (i), (ii) and (iii) next preceding, as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.11         Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Materials, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Securities Purchase Agreement

3.12        Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, the payment of which is not delinquent, and (iii) Liens granted in connection with, solely to secure the performance of, the Loan Agreement.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

3.13        Intellectual Property.

(a)           Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them in this Section 3.13(a):

(i)           “Company IP” means (i) all Intellectual Property Rights used in the conduct of the business of the Company or any Subsidiary as currently conducted by the Company or such Subsidiary, and (ii) all other Company-Owned IP.

(ii)           “Company-Owned IP” means all Intellectual Property Rights in which  the Company or any Subsidiary has an ownership interest.

(iii)           “Company Products” means, collectively, (i) all products and services that are currently being published, marketed, licensed, sold, leased, released, auctioned, distributed, displayed, exhibited, broadcast, telecast, or performed, or offered for publication, marketing, licensing, sale, lease, release, distribution, display, exhibition, broadcasting, telecasting, or performance or at auction, by or on behalf of the Company or any Subsidiary, and (ii) all products or services currently under development by the Company or any Subsidiary or that the Company or any of the Subsidiaries are contractually obligated to develop.

(iv)           “Open Source Materials” means all software, art, documentation or other copyrightable work that is released or distributed as “free software” or “open source software”, or under substantially similar licensing or distribution terms, including any software licensed under a license approved as “open source” by the Open Source Initiative, http://www.opensource.org/, or as “free software” by The Free Software Foundation, http://www.fsf.org/.

(b)           The Company and the Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to, all Company IP.  The Company IP is sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted and to the Company’s knowledge as currently proposed to be conducted by the Company or any Subsidiary.

(c)           Neither the Company nor any of the Subsidiaries has (i) transferred ownership of any material Company-Owned IP to any third party, (ii) knowingly permitted any material Company-Owned IP to enter the public domain, or (iii) permitted any material Company Registered Intellectual Property or application therefor to lapse (other than through the expiration of Registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks or service marks in the ordinary course of business using reasonable business judgment).

(d)           The Company and the Subsidiaries own and have good and exclusive title to all Company-Owned IP and all Company Registered Intellectual Property, free and clear of any Liens.  The right, license and interest of the Company and the Subsidiaries in and to all Third Party Intellectual Property Rights licensed, leased or subscribed by the Company or a Subsidiary are free and clear of all Liens (excluding restrictions contained in the applicable license, lease or subscription agreements with such third parties).

Securities Purchase Agreement

(e)           None of the execution and delivery or effectiveness of any Transaction Document, the consummation of the transactions contemplated thereby and the performance by the Company of its obligations under the Transaction Documents to which it is a party or signatory, will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP, impair the right of the Company or any Subsidiary to use, possess, sell or license any Company-Owned IP or any portion thereof, or result in the Breach of any Contract relating to any Company-Owned IP.  After the Closing and the Share Exchange, all Company-Owned IP will be fully transferable, alienable or licensable by the Company and its Subsidiaries without additional restriction and without additional payment of any kind to any third party, subject to any existing license and distribution agreements with third parties.

(f)           Section 3.13(f) of the Disclosure Schedule lists all Company Registered Intellectual Property, and for each item of such Registered Intellectual Property, (i) the jurisdictions in which such Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) the legal counsel (if any) assisting in the initial registration or the maintenance of such Registered Intellectual Property.

(g)           Each item of Company Registered Intellectual Property is subsisting (or, in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been or will be timely paid, and all documents, recordations and certificates in connection with such Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Intellectual Property and recording the Company’s and its Subsidiaries’ ownership interests therein.

(h)           To the Company’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP by any third party, including any employee or former employee of the Company or any Subsidiary, and (ii)  neither the Company nor any Subsidiary has initiated any lawsuit, mediation or arbitration for infringement or misappropriation of any Intellectual Property.

(i)            Neither the Company nor any Subsidiary has (i) been sued in any Action (or received any written notice or, to the knowledge of the Company, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right or which contests the validity, ownership or right of the Company or any Subsidiary to exercise any Intellectual Property Right, or (ii) received any written communication that puts the Company or any Subsidiary on notice of or involves an offer to license or grant any Third Party Intellectual Property Right or immunities in respect thereof.  Neither the Company nor any Subsidiary has received any written opinion of legal counsel that any Company Product or the operation of the business of the Company or any Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

(j)           The operation of the business of the Company and the Subsidiaries as such business is currently conducted and, to the knowledge of the Company, as currently proposed to be conducted by the Company or any Subsidiary, including (i) the design, development, manufacturing, production, reproduction, marketing, licensing, sale, offer for sale, importation, exportation, distribution, provision or use of any Company Product, and (ii) the Company’s or any Subsidiary’s use of any product, device or process used in the business of the Company or such Subsidiary as currently conducted and, to the knowledge of the Company, as currently proposed to be conducted by the Company or such Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property Rights and does not and, to the knowledge of the Company, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which the Company or any Subsidiary conducts business.

Securities Purchase Agreement

(k)           None of the Company-Owned IP, the Company Products, the Company and the Subsidiaries is subject to any judicial or governmental Action or outstanding Order (i) restricting in any manner the use, transfer, or licensing by the Company or any Subsidiary of any Company-Owned IP or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP or Company Product, or (ii) restricting the conduct of the business of the Company or any Subsidiary in order to accommodate Third Party Intellectual Property Rights.

(l)            Each of the Company and the Subsidiaries has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, authorship, reduction to practice, creation or development of any material Company-Owned IP, an assignment of inventions and ownership agreement, in the form Made Available to the Purchases, assigning all such third party’s Intellectual Property Rights in such contribution that the Company or any Subsidiary does not already own by operation of law, and no such third party has retained any rights or licenses with respect thereto.

(m)          To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any Subsidiary (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission, (ii) has developed any technology, software, media or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work, or (iii) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP.

(n)           To the Company’s knowledge, the employment of any employee of the Company or any Subsidiary or the use by the Company or any Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or such Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

(o)           The Company and the Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all commercially valuable confidential or non-public information included in the Company IP Rights.  All use, disclosure or appropriation of such information owned by the Company or any Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company or a Subsidiary and such third party.  All use, disclosure or appropriation of such information by the Company or any Subsidiary not owned by the Company or such Subsidiary has been pursuant to the terms of a written agreement between the Company or such Subsidiary and the owner of such information, or is otherwise lawful.

Securities Purchase Agreement

(p)           To the Company’s knowledge, neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, Company IP, or (ii) distributed Open Source Materials in conjunction with any Company IP.

(q)           To the Company’s knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding from any Person (other than funds received in consideration for the Company’s Equity Interests or Indebtedness incurred on commercially reasonable terms) was used in the development of any Company-Owned IP.

3.14         Transactions With Affiliates and Employees.  Except as set forth in the Disclosure Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, manager, member, beneficiary, or partner.

3.15         Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to agreements of such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.15 that may be due in connection with the transactions contemplated by this Agreement.

3.16         Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.17         Listing and Maintenance Requirements.  Except as set forth in the Disclosure Materials and in Schedule 3.17, the Company is, and has no reason to believe that it will not, upon the issuance of the Shares hereunder and in the foreseeable future, continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the principal Trading Market.  The execution of this Agreement does not contravene the rules and regulations of the principal Trading Market.  Except as set forth in the Disclosure Materials, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

3.18         Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers participating in such Closing as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities at the Closing and the Purchasers’ acquisition or ownership of the Securities.

Securities Purchase Agreement

3.19         Tax Status.  The Company and the Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any Subsidiary is or has been a member (each, a “Company Group”) have timely filed all federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects.  Except with respect to Taxes that are immaterial in amount, all Taxes of the Company and the Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and tax income) reflected in the Company’s most recent balance sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Subsidiaries.  The Company and the Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the knowledge of the Company, the Company and the Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and the Company and the Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.  There are no Liens on any of the assets or properties of the Company or any Subsidiary with respect to Taxes.

3.20         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.21         Investment Company.  The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.22         Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Securities Purchase Agreement

3.23         SEC Reports; Financial Statements.  The Company has either filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis, or requested and received a valid extension of such time of filing and filed any such SEC Reports prior to the expiration of such extension, except for the Company’s failure to file a Form 8-K relating to the Company’s special meeting of stockholders held on November 24, 2011.  Except as may have been corrected or supplemented in a subsequent SEC Report, (i) as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the financial statements of the Company included in the SEC Reports (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations promulgated by the Commission with respect thereto as in effect at the time of filing, and (iii) such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the Commission under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the lack of footnotes.  The Company has not received any letters of comment from the Staff of the Commission which have not been satisfactorily resolved as of the date hereof.

3.24         Accountants.  To the Company’s knowledge, Mayer Hoffman McCann P.C. (the “Auditors”), which has expressed its opinion with respect to the Company Financial Statements as of September  30, 2008, September 30, 2009 and September 30, 2010 and for each of the Company’s fiscal years in the three-year period ended September 30, 2010, and included in the SEC Reports (including the related notes), is “independent” with respect to the Company and the Subsidiaries within the meaning of Regulation S-X promulgated by the Commission and has been “independent” within such meaning at all times since October 1, 2006.  The Company has made such disclosure of non-audit services performed by the Auditors in its proxy statements with respect to its annual meetings of its stockholders as is required under the Exchange Act, Securities Act and the rules and regulations of the Commission promulgated thereunder, and all such non-audit services have been approved in advance by the audit committee of the Board.  To the knowledge of the Company, each such firm is a registered public accounting firm as required by the Securities Act and SOX and the corresponding rules and regulations of the Commission promulgated thereunder.

3.25         Internal Control Over Financial Reporting.  The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) promulgated by the Commission under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) promulgated by the Commission under the Exchange Act) to provide reasonable assurance that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to its auditors and the audit committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect its ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period for the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) promulgated by the Commission under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect its internal control over financial reporting.

Securities Purchase Agreement

3.26         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in ARTICLE IIIwith respect to the Closing, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security (other than the offers and sales contemplated by this Agreement), under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company (other than the offerings contemplated by the Stock Purchase Agreements referenced in Section 2.2(a)(vii)) for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

3.27         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers participating in such Closing and certain other Accredited Investors.

3.28         Certain Registration Matters.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4.2–4.7 with respect to the Closing, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.  Except as described in Schedule 3.28, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority that have not been satisfied.

3.29         Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no such Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any such Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.30         No Commitment for Additional Financing.  The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Securities as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

Securities Purchase Agreement

3.31         No Undisclosed Liabilities.  Except as set forth in Schedule 3.31, the Company has no Liabilities except for (i) Liabilities reflected or reserved against in the latest balance sheet included in the SEC Reports, and (ii) current liabilities which (1) were incurred in the ordinary course of business of the Company since the date of such balance sheet, and (2) have not had and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.32         Acknowledgment Regarding Purchasers’ Representations and Warranties.  The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in ARTICLE IVor elsewhere in this Agreement or any other Transaction Document.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company on the date of execution of this Agreement, and as of the Closing Date, as follows:

4.1           Organization; Authority.  Such Purchaser, if an entity, is duly incorporated, formed or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation, or organization with the requisite corporate, partnership, limited liability company, trust or other entity power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder.  If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company, trust or other applicable like action, on the part of such Purchaser.  If such Purchaser is an individual, such Purchaser has the capacity to execute, deliver and perform the Transaction Documents.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles.

4.2           Purchaser Status.  At the time such Purchaser was offered any Securities, it was, and at the date hereof and on the Closing Date it is, an Accredited Investor.  Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act.

4.3           General Solicitation.  Such Purchaser is not purchasing any Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Securities Purchase Agreement

4.4           Access to Information.  Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

4.5           Knowledge and Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

4.6           Restrictions on Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

4.7           Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any particular period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.8           Investment Decision.  Such Purchaser is not relying on any other Purchaser with respect to the financial or tax considerations of such Purchaser relating to its investment in the Securities.

4.9           Compliance with Securities Laws. Such Purchaser is in compliance with all securities laws applicable to it in connection with the transactions contemplated by the Transaction Documents, including all securities laws, rules and regulations in respect of the stabilization or manipulation of the price of the Common Stock.

4.10         Private Placement. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

4.11         Independent Purchasers. Such Purchaser (i) is not an Affiliate of any other Purchaser, and (ii) has no agreements or understandings with any other Purchaser that would make such Purchaser the beneficial owner (as such term is defined for purposes of Section 13 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder) of the Securities being purchased by such other Purchaser hereunder.

4.12         Commissions.  Such Purchaser has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

Securities Purchase Agreement

4.13       Residence.  If the Purchaser is an individual, such Purchaser resides in the state identified in the address of such Purchaser set forth on the signature pages hereof for; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on such signature pages.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1         Transfers of Securities; Legends.

(a)           The Purchasers may dispose of the Securities only in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Purchaser or in connection with a pledge as contemplated by Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIESMAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge Securities pursuant to a bona fide margin account and, if required under the terms of such account, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such pledge or transfer would not be subject to notice to, or approval or consent of, the Company, and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but the legend shall remain on the pledged Securities and such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser to the transferee of the pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) promulgated by the Commission under the Securities Act or other applicable provision of the Securities Act or the rules and regulations promulgated by the Commission to amend the list of selling stockholders thereunderappropriately.

Securities Purchase Agreement

(c)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.1(b)):  (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 by its holder without any limitation as to volume (provided that the applicable holder provides the Company with reasonable assurances that such Shares are eligible for sale, assignment or transfer under Rule 144, which shall not require an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the applicable Purchaser provides the Company with an opinion of counsel to such Purchaser to the effect that such sale, assignment or transfer of such Shares may be consummated without registration under the applicable requirements of the Securities Act,or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if requested by the Company’s transfer agent to effect the removal of the legend hereunder.  Following the Effective Date or at such earlier time as a legend is no longer required for the Shares under this Section 5.1(c), the Company will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or its transfer agent (with notice to the Company) of a certificate containing a restrictive legend and representing such Shares, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the re-issuance and, if applicable, the transfer, together with any other deliveries from such Purchaser as may be required above in this Section 5.1(c), as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (the “FAST Program”) (or any successor program thereto), cause its transfer agent to credit the aggregate number of unrestricted Shares to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system (or any successor program thereto), or (B) if the Company’s transfer agent is not participating in the FAST Program, cause its transfer agent to issue and deliver (via reputable overnight courier) to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee.

(d)           The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.1.

5.2         Furnishing of Information.  As long as any Purchaser owns any Securities, (a) the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act which are required to be filed in order to satisfy the current public information requirements of Rule 144(c)(1), and (b) if the Company is no longer subject to the periodic reporting requirements of the Exchange Act and Rule 144(k) is not available to any Purchaser (other than any Purchaser who has waived compliance with this provision) with respect to any Securities held, the Company will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(2) such information as is required to enable the Purchasers to sell the Securities pursuant to and in compliance with Rule 144.

5.3         Securities Laws Disclosure; Publicity.  The Company shall, by 11:59 p.m. Eastern time on the date hereof, file a Current Report on Form 8-K disclosing (i) the material transactions contemplated by, and the material terms of, the Transaction Documents, (ii) the issuance of the Shares, and (iii) the Company’s stockholders’ equity and shares of Common Stock outstanding as of September 30, 2011.  The Company shall, by the fourth Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing (to the extent not disclosed in the aforesaid Form 8-K) (i) the amendments to the Company’s bylaws, (ii) the appointment of the New Directors, (iii) any other matters relating to the Transaction Documents or the transactions contemplated thereby, or any other matters affecting the Company not previously reported in a SEC Report, required to be reported in a Current Report on Form 8-K.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the principal Trading Market.  Notwithstanding the foregoing, the Company shall not publicly disclose the email address, facsimile number or tax identification or similar number of any Purchaser.  The Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on (i) such Form 8-K prior to its filing with the Commission, and (ii) any press release issued by the Company relating to the Transaction Documents or any of the transactions contemplated thereby prior to its release.

Securities Purchase Agreement

5.4         Indemnification.

(a)           Indemnification of Purchasers.  In addition to the indemnity provided in the Registration Rights Agreement, the Company shall indemnify and hold the Purchasers and their respective shareholders, partners, members, managers, directors, officers, employees and agents (each, a “Purchaser Party”) harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, any inaccuracy of any representation, or any breach of any warranty, covenant or agreement made by the Company in any Transaction Document; provided that such indemnity (other than as to any indemnity called for under the Registration Rights Agreement) does not exceed, in the aggregate, the sum of the Investment Amount of such Purchaser plus such Purchaser Party’s reasonable attorneys’ fees and other costs and expenses paid in defense, settlement, investigation and discovery subject to indemnification above.  Except as set forth above, the mechanics and procedures with respect to the rights and obligations under this Section 5.4(a)shall be the same as those set forth in the Registration Rights Agreement.

(b)           Indemnification of Company.  In addition to the indemnity provided in the Registration Rights Agreement, each Purchaser shall, severally and not jointly, indemnify and hold the Company and its shareholders, partners, members, managers, directors, officers, employees and agents (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, any inaccuracy of any representation, or any breach of any warranty, covenant or agreement made by such Purchaser in any Transaction Document; provided that such indemnity (other than as to any indemnity called for under the Registration Rights Agreement) does not exceed, with respect to each Purchaser, in the aggregate, the sum of the Investment Amount of such Purchaser plus such Company Party’s reasonable attorneys’ fees and other costs and expenses paid in defense, settlement, investigation and discovery subject to indemnification above.  Except as set forth above, the mechanics and procedures with respect to the rights and obligations under this Section 5.4(b)shall be the same as those set forth in the Registration Rights Agreement.

5.5         Use of Proceeds.  The Company shall deposit and maintain the net proceeds from the sale of the Securities hereunder in the Proceeds Account, and shall not use any portion of such proceeds to repay any Indebtedness or creditor (including any judgment creditor) of the Company or for the working capital of the Company, except to the extent permitted by the Bylawsand Section 5.16.

5.6         Certain Trading Restrictions.

(a)           Restrictions.  So long as a Purchaser continues to hold any Securities, such Purchaser will not, nor will it knowingly through its Affiliates, engage in any “short sale” of Common Stock (as such term is defined in Rule 200(a) of Regulation SHO promulgated by the Commission under the Exchange Act) (a “Short Sale”), except on those days (each a “Permitted Day”) on which the aggregate short position with respect to the Common Stock of such Purchaser prior to giving effect to any Short Sales by such Purchaser on such Permitted Day does not exceed such Purchaser’s Permitted Share Position (as defined below) on such Permitted Day; provided, however, that a Purchaser will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position with respect to the Common Stock of such Purchaser does not exceed such Purchaser’s Permitted Share Position.  For purposes of this Section 5.6, a Purchaser’s “Permitted Share Position” means, with respect to any date of determination, the number of shares of Common Stock owned by such Purchaser (including Shares).

Securities Purchase Agreement

(b)           Other Transactions Permitted.  Subject to Section 5.6(a) and applicable securities laws, the Company acknowledges and agrees that nothing in this Section 5.6or elsewhere in any Transaction Document prohibits any Purchaser from, and each Purchaser is permitted to, engage, directly or indirectly, in hedging transactions involving the Shares and its other shares of Common Stock (including by way of short sales, purchases and sales of options, swap transactions and synthetic transactions) at any time.

5.7         Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval of the sale of the Securities to the Purchasers unless stockholder approval is obtained before the closing of such subsequent transaction.

5.8         Stockholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any stockholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

5.9         Investment Company Act.  The Company shall conduct its business in a manner so that it will not be required to register as an “investment company” under the Investment Company Act.

5.10       Non-Public Information.

(a)           The Company warrants that the Company has not provided any material non-public information to any Purchaser in connection with this Agreement and the other Transaction Documents which will remain material and non-public following the disclosure contemplated by Section 5.3.

(b)           The Company covenants and agrees that following the announcement contemplated in Section 5.3, neither it nor any other Person acting on its behalf will provide any Purchaser (other than a Purchaser who is a director or officer of the Company or an Affiliate of a director or officer of the Company) or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5.11           Listing of Common Stock.  The Company hereby agrees to use its best efforts to maintain the listing of the Common Stock on the principal Trading Market and, failing that, any Trading Market, and, if required by the rules and regulations of the principal Trading Market, to list all of the Shares on such Trading Marketas promptly as practicable after the Closing.  The Company further agrees that, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as reasonably practicable.  The Company will take all action reasonably necessary to continue the quotation or listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws and other rules and regulations of the applicable Trading Market.

Securities Purchase Agreement

5.12       Filing of Form 10-K.  The Company hereby agrees to use its best efforts (i) to file its Form 10-K for its fiscal year ended September 30, 2011 with the Commission not later than December 29, 2011, (ii) if the Company cannot file such Form 10-K on or prior to such date, timely to request extension of the time to file such Form 10-K and to file such Form 10-K prior to the expiration of such extension, and (iii) if the Company cannot file such Form 10-K on or prior to the expiration of such extension, as soon thereafter as possible.

5.13       Annual Meeting of Stockholders.  The Company hereby agrees to use its best efforts to call, convene and holds the next annual meeting of its stockholders (the “Annual Meeting”) as soon as reasonably practicable, and in no event later than February 15, 2012. In connection therewith, the Company hereby agrees, at its expense, to promptly prepare and file preliminary and definitive proxy statements relating the solicitation of proxies for: (a) the approval of all transactions recommended by the Restructuring Committee (as defined below) to the extent stockholder approval may be required under applicable federal and state securities and corporate laws, the Company’s Organizational Documents, the rules and regulations of the principal Trading Market, by agreement, or otherwise; (b) the election to the Board of individuals nominated by the Necessary Purchasers; and (c) such other business as may be transacted at the annual meeting with the approval of the Board and a majority of the New Directors.  The Company shall deliver drafts of any preliminary and definitive proxy statements to be filed in connection with the Annual Meeting to the Purchasers at least  five (5) days prior to the filing thereof, and shall make any revisions thereto reasonable requested by the Necessary Purchasers.

5.14       Board of Directors.  Each Lead Purchaser has the right, until the date such Lead Purchaser beneficially owns less than five percent (5%) of the issued and outstanding shares of Common Stock, to (i) designateone director (each, a “New Director”) prior to the Closing to serve on the Board on and after the Closing, (ii) nominate one director for election by the stockholders of the Company at each meeting of the stockholders of the Company at which directors are to be elected, and (iii) designate a replacement director to fill any vacancy if the director previously designated or nominated by such Lead Purchaser ceases for any reason to be a director.  Subject to the applicable fiduciary duties of the Board, or any applicable committee thereof, and compliance by the Company and the Board, or such committee, in good faith with applicable law, including the rules and regulations of the Commission and the listing rules of the principal Trading Market, and subject to the completion by the New Directors of the Company’s standard directors’ and officers’ questionnaire, (a) effective on the Closing Date, the directors of the Board will increase the number of directors serving on the board by three and will elect the New Directors to fill the vacancies on the Board; provided that, with respect to any New Director who shall not have satisfied any of the foregoing conditions as of the Closing Date, the Board shall elect such New Director to fill such vacancy as soon as practicable upon the satisfaction of such conditions, and (b) the Company shall nominate the New Directors for election to the Board by the Company’s stockholders at the next annual meeting of such stockholders.

5.15       Assistant Treasurer.  The Board shall appoint the New Director designated from time to time by a majority of the New Directors to serve as an Assistant Treasurer of the Company, and shall authorize and designate the individual serving as New Assistant Treasurer to be the sole signatory with respect to the Proceeds Account.
Securities Purchase Agreement

5.16       Restricted Corporate Actions.  Prior to the completion of the Annual Meeting (including the election of new directors to the Board), without the approval of both a majority of the Board and a majority of the New Directors, the Company shall not, and shall not permit or suffer any direct or indirect subsidiary to:  (a) (i) issue or sell any shares of capital stock or other equity interests, Common Stock Equivalents or other equity equivalents,any debt, or any other securities (other than pursuant to Common Stock Equivalents outstanding on the date hereof and set forth on Schedule 3.6), (ii) makeany investments in, purchase any securities of, lend or advance any money to, or acquire by merger, consolidation or otherwise, any other Person, except for (A) loans or advances to, or investments in, (1) any wholly-owned subsidiary in the ordinary course of its business, or (2) which do not exceed $50,000 in the aggregate, and (B) routine travel advances and sales commission draws to its employees in the ordinary course of its business,(iii) incur any debt or other material liabilities, including any guarantee, endorsement or other suretyship, (iv) incur or assume any Lien on the Proceeds Account or any material Lien on any other of its assets or properties, (v) merge or consolidate with or into any other Person, or authorize any other reorganization or recapitalization of the Company (except as contemplated hereby) or such subsidiary, (vi) sell, lease, transfer, exclusively license, or otherwise dispose of all or any material portion of the properties or assets of the Company or such subsidiary, other than in the ordinary course of its business, (vii) liquidate or dissolve the Company or such subsidiary, (viii) initiate or sufferany event of bankruptcy, insolvencyor similar proceeding under foreign, federal or state laws, (ix) make any material change to its business, (x) initiate or settle any Action, (xi) hire any executive officer, (xii) enter into any transaction or agreement, or amend, supplement or otherwise modify any existing transaction or agreement, (1) with any of its directors, managers, or executive officers, or any of their respective related family members or Affiliates, (2) which is material to the Company and its consolidated subsidiaries, taken as a whole, or (3) which would have a significant likelihood of affecting any transaction contemplated hereby, includingthe Redomesticationor the Restructuring, in any materially adverse respect, (xiii) rescind, supplement, amend, or otherwise modify any of its (1) Organizational Documents, (2) outstanding capital stock or other equity interests, or outstanding Common Stock Equivalents or other equity equivalents,or (3) material agreements, (xiv) disburse any funds from, or remove or add any authorized signatory for, the Proceeds Account, (xv) rescind, supplement, amend or otherwise modify the resolutions adopted in the unanimous written consent attached to the Company’s Secretary’s Certificate delivered at the Closing (the “Closing Resolutions”), (xvi) pay or discharge any claims or Liabilities other than (i) in the ordinary course of its business, or (ii) with the approval of the Chief Executive Officer and a majority of the New Director,(xvii) make or commit to make capital expenditures in excess of $50,000 in the aggregate,(xviii) split, reverse split, combine, consolidate, reorganize or reclassify, or declare or make any capital stock dividend (including any dividend or distribution of securities convertible into capital stock) on, any class or series of its capital stock, or recapitalizeitself, (xix) nominate directors for election by stockholders at the Annual Meeting, or (xx) take any other action which requires the approval of the Board pursuant to the Company’s Organization Documents or applicable Law (each of the foregoing actions in this clause (a), a “Restricted Corporate Action”), or (b) authorize, or agree to take, any Restricted Corporate Action.

5.17       Transfer Agent Instructions.  If the Transfer Agent Instructions shall not have been delivered at the Closing executed by the Company’s transfer agent, or if the Company shall retain a new transfer agent not bound by the Transfer Agent Instructions, the Company shall use its commercially reasonable efforts to obtain its or such transfer agent’s agreement to the Transfer Agent Instructions.
Securities Purchase Agreement

5.18       Reorganization.  The Company and the Purchasers agree that, as soon as practicable after the Closing, the Company shall consummate a holding company reorganization, whereby the Company shall become a wholly-owned subsidiary of a new public holding company through a Restructuring.  In connection therewith, the Board in the Closing Resolutions has designated and established an ad hoc special committee of the Board at the Closing (the “Restructuring Committee”), consisting of the three New Directors and two other members of the Board, and delegated the full and exclusive power and authority of the Board to review, evaluate, investigate, pursue and negotiate the terms and conditions of,to authorize and approve the terms and conditions of, and to take, and to authorize and direct the appropriate officers of the Company to take, all actions such committee deems necessary or desirable to consummate, such reorganization, including a Redomestication and a Restructuring, all as more fully set forth in the Closing Resolutions.  The Company agrees with and warrants to each Purchaser to use its best efforts to consummate such reorganization as soon as reasonably practicable after the Annual Meeting, including the Board from time to time taking the following actions:  (i)  approving and adoptingany plan or plans of merger or exchange approved by the Restructuring Committee and submitted to the Board for approval and adoption, (ii submitting such plan or plans to the stockholders of the Company for approval (including, upon request of the Restructuring Committee, authorizing the approval of such plan or plans by the written consent of the stockholders in lieu of a meeting, and/or directing the Chairman of the Board, the Chief Executive Officer or the President of the Company to call a special meeting of the stockholders to approve such plan or plans), and (iii) recommending to the stockholders the approval of such plan or plans.  Notwithstanding the provisions of Section 5.16, the Restructuring Committee shall have the power and authority to authorize disbursements from the Proceeds Account in connection with the consummation of the Restructuring.  The Company and the Board will comply in all respects with the Closing Resolutions, including the amendments to the Bylaws effected thereby.

5.19       Material Adverse Events.  The Company shall promptly, and in any event within five (5) Business Days, notify the Purchasers of any event which, individually or in the aggregate with other events, has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.20       Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the Purchasers.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5.21       Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the certificates or instruments evidencing the respective Securities purchased by each Purchaser at any Closing to such Purchaser not later than three (3) Trading Days of the Closing Date.

5.22       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

ARTICLE VI.
MISCELLANEOUS

6.1         Fees and Expenses.  Except as expressly set forth in this Agreement or the other Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

Securities Purchase Agreement

6.2         Entire Agreement.  The Transaction Documents, together with the exhibits, appendices and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address specified pursuant to this Section 6.3 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address specified pursuant to this Section 6.3 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service for overnight delivery to the street address specified pursuant to this Section 6.3, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	LiveDeal, Inc.
2490 E. Sunset Road, Suite 100
Las Vegas, Nevada 89120
Attn: President

With a copy to (which copy shall not be required to constitute notice):

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, AZ 85004-2202
Attn: Dan Mahoney, Esq.

If to a Purchaser:	To the facsimile number or email or street address set forth under such Purchaser’s name on the signature pages hereof;

or such other facsimile number or email or street address as may be designated in writing hereafter, in the same manner, by such Person.

6.4         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Necessary Purchasers (provided, however, that any such amendment that adversely affects any Purchaser or class of Purchasers in a manner that does not apply uniformly to all Purchasers or Shares, as applicable, shall require the written consent of such adversely affected Purchaser or class) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Purchasers and that does not directly or indirectly affect the rights of other Purchasers must be given by all Purchasers to which such waiver or consent relates; and, provided, further, that the provisions of the proviso next preceding may be amended, modified, or supplemented only with the consent of all Purchasers.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Securities Purchase Agreement

6.5         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement and any other Transaction Document to any Person to whom such Purchaser assigns or transfers any Securities; provided that such assignment or transfer is in accordance with this Agreement and the transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

6.6         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and, to the extent set forth in Section 5.4(a) and Section 5.4(b), respectively, the Purchaser Parties and the Company Parties, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.7         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced, and to the extent permitted by applicable law shall be commenced exclusively, in the state and federal courts sitting in the County of San Diego, State of California (the “San Diego Courts”).  Each party hereto hereby irrevocably submits to the jurisdiction of the San Diego Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such San Diego Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  To the extent permitted by applicable law, each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses actually incurred with the investigation, preparation and prosecution of such Proceeding.

6.8         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the applicable Closing for a period of three (3) years; provided that the provisions of Section 5.4 shall survive with respect to Proceedings brought against an indemnified party by a third party.

6.9         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by the Company and Purchasers whose aggregate Investment Amount is not less than $2.0 million, and such counterparts have been delivered to the signing Purchasers (in the case of the Company’s signature) or the Company (in the case of the Purchasers’ respective signatures), it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

Securities Purchase Agreement

6.10       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13       Termination.  This Agreement may be terminated: (i) by any Purchaser, only as to such Purchaser’s obligations hereunder without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the date two (2) Business Days after the date originally scheduled for the  Closing; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties); or (ii) by the Companywith respect to a particular Closing, by written notice to the Purchasers, if the Closing has not been consummated on or before the date five (5) Business Days after the date originally scheduled for the Closing; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.14       Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, or condition (financial or otherwise) of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the other Transaction Documents.

Securities Purchase Agreement

6.15       Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had never been made or such enforcement or setoff had never occurred.

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Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LiveDeal, Inc., a Nevada corporation

By:	/s/ Kevin Hall
Kevin Hall
President and Chief Executive Officer

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Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

PURCHASER:

Name of Purchaser:	Isaac Capital Group LLC

Signature of Authorized Signatory of Purchaser:	/s/ Jon Isaac

Name of Authorized Signatory:	Jon Isaac

Title of Authorized Signatory:	Managing Member

Address of Purchaser:	3525 Del Mar Heights Road, Suite 765

San Diego, California 92130

Investment Amount:	$500,000

Number of Shares:
(equal to Investment Amount divided by $1.24)	403,225

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Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

PURCHASER:

Name of Purchaser:	John Kocmur

Signature of Purchaser:	/s/ John Kocmur

Address of Purchaser:	12526 High Bluff Drive, Suite 190

San Diego, California 92130

Investment Amount:	$500,000

Number of Shares:
(equal to Investment Amount divided by $1.24)	403,225

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Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

PURCHASER:

Name of Purchaser:	Kingston Diversified Holdings LLC

Signature of Authorized Signatory of Purchaser:	/s/ Tudor MihaiGavrila

Name of Authorized Signatory:	Tudor MihaiGavrila

Title of Authorized Signatory:	Managing Member

Address of Purchaser:	535 Burleigh Private

Ottawa, OntarioK1J 1J9

CANADA

Investment Amount:	$500,000

Number of Shares:
(equal to Investment Amount divided by $1.24)	403,225

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Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

PURCHASER:

Name of Purchaser:	Lausanne LLC

Signature of Authorized Signatory of Purchaser:	/s/ Elizabeth Sugarman

Name of Authorized Signatory:	Elizabeth Sugarman

Title of Authorized Signatory:	Managing Member

Address of Purchaser:	9595 Wilshire Blvd, Suite 801

Beverly Hills, California 90210

Investment Amount:	$250,000

Number of Shares:
(equal to Investment Amount divided by $1.24)	201,612

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Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated below.

PURCHASER:

Name of Purchaser:	Augustus Gardini, L.P.
By: 151 Rodeo Corp., its General Partner

Signature of Authorized Signatory of
Purchaser’s General Partner:	/s/ Steve Sugarman

Name of Authorized Signatory:	Steve Sugarman

Title of Authorized Signatory:	President

Address of Purchaser:	233 Wilshire Blvd., Suite 830

Santa Monica, California 90401

Investment Amount:	$250,000

Number of Shares:
(equal to Investment Amount divided by $1.24)	201,612

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Securities Purchase Agreement

CERTIFICATE OF ADOPTION

The undersigned Secretary of the Corporation hereby certifies that the foregoing Amended and Restated Bylaws of LIVEDEAL, INC., a Nevada corporation (the “Corporation”), constitute the Bylaws of said Corporation, duly adopted and approved, pursuant to a resolution of the Board of Directors.

December 12, 2011
/s/ Kevin A. Hall
Corporate Secretary